Exhibit 15.2

CONSENT OF AUTHOR

The Board of Directors of Royal Standard Minerals Inc.

Reference is made to the technical reports (the “Technical Reports”) entitled “Proposals to upgrade SouthPit, Deep Dive, Half Moon, Paperweight, and Hamburger Hill to a measured gold resource, Amended 43-101 Technical Report” (September 30th, 2003) and “Proposals to upgrade SouthPit, Deep Dive, Half Moon, Paperweight, and Hamburger Hill to a measured gold resource, 43-101 Technical Report” (August 2003) each of which the undersigned has prepared for Royal Standard Minerals Inc.

I hereby consent to the written disclosure of extracts from the Technical Reports in the public filing of the Annual Report on Form 20-F for the fiscal year ended January 31, 2012 of Royal Standard Minerals Inc. with the U.S. Securities and Exchange Commission.

Dated as of May 31st, 2012

_________________________________
Donald G. Strachan

Exhibit 15.2

CONSENT OF AUTHOR

The Board of Directors of Royal Standard Minerals Inc.

Reference is made to the technical report (the "Technical Report") entitled "Update and Revision of the Gold Wedge Project Development Nye County, Nevada" (March 2005), of which the undersigned has prepared for Royal Standard Minerals Inc.

I have reviewed and approved the summaries of and extracts from the Technical Report prepared to be filed with the Annual Report on Form 20-F for the fiscal year ended January 31,2012 of Royal Standard Minerals Inc. and confirm that the summaries and extracts fairly and accurately represent the information in the Technical Report. I hereby consent to the written disclosure of extracts from the Technical Report in the public filing of the Annual Report on Form 20-F for the fiscal year ended January 31, 2012 of Royal Standard Minerals Inc. with the U.S. Securities and Exchange Commission.

Exhibit 15.2

CONSENT OF AUTHOR

The Board of Directors of Royal Standard Minerals Inc.

Reference is made to the technical report (the "Technical Report") entitled "Update and Revision of the Gold Wedge Project Development Nye County, Nevada" (March 2005), of which the undersigned has prepared for Royal Standard Minerals Inc.

I have reviewed and approved the extracts from the Technical Report prepared to be filed with the Annual Report on Form 20-F for the fiscal year ended January 31, 2012 of Royal Standard Minerals Inc. and confirm that the extracts fairly and accurately represent the information in the Technical Report as at the date thereof. I hereby consent to the written disclosure of extracts from the Technical Report in the public filing of the Annual Report on Form 20-F for the fiscal year ended January 31, 2012 of Royal Standard Minerals Inc. with the U.S. Securities and Exchange Commission.

Dated as of May 31st, 2012

Exhibit 15.2

CONSENT OF AUTHOR

The Board of Directors of Royal Standard Minerals Inc.

Reference is made to the technical report (the "Technical Report") entitled "History, Geology, Gold Resources, Discovery Potential and Proposed Exploration Drilling Program for the Pinion-Railroad Project, Elko County, Nevada" (August 23, 2003) each of which the undersigned has prepared for Royal Standard Minerals Inc.

I have reviewed and approved the extracts from the Technical Report prepared to be filed with the Annual Report on Form 20-F for the fiscal year ended January 31, 2012 of Royal Standard Minerals Inc. and confirm that the extracts fairly and accurately represent the information in the Technical Report as at the date thereof. I hereby consent to the written disclosure of extracts from the Technical Report in the public filing of the Annual Report on Form 20-F for the fiscal year ended January 31,2012 of Royal Standard Minerals Inc. with the U.S. Securities and Exchange Commission.